                                                                    EXHIBIT 3.03

                            CERTIFICATE OF AMENDMENT
                                       OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                     MORGAN STANLEY TANGIBLE ASSET FUND L.P.

                  ---------------------------------------------

               Pursuant to Section 17-202 of the Delaware Revised
                         Uniform Limited Partnership Act

                  --------------------------------------------

            The undersigned, for the purpose of amending the Certificate of Limited Partnership of Morgan Stanley Tangible Asset Fund L.P. filed with the Secretary of State of Delaware on July 31, 1997, does hereby certify as follows:

            First. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Tangible Asset Fund L.P.

            Second. Amendment. Article First of the Certificate of Limited Partnership is amended to read in full as follows:

            "First. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Dean Witter Commodity L.P.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Certificate of Limited Partnership as of the day of          ,    .

                                           DEMETER MANAGEMENT CORPORATION,
                                           General Partner


                                       By: _____________________________________
                                           Robert E. Murray
                                           President